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                                                                     EXHIBIT 4.1

                             MULTIMEDIA GAMES, INC.

                      FORM OF AD HOC STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, entered into this ___ day of __________, 200__, by and between Multimedia Games, Inc., a Texas corporation (the "Company"), and the undersigned Employee (the "Employee") to the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the "Company").

                                   WITNESSETH:

     WHEREAS, the Company desires to grant the Employee a stock option to acquire shares of the Company's common stock, $.01 par value per share ("Common Stock"); and

     WHEREAS, it is intended that this Stock Option be a Non-Qualified Stock Option.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

     1. Grant of Option. (a) The Company hereby grants to the Employee an option (the "Option") to purchase all or any part of an aggregate of _____________ shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth.

     (b) It intended that this Option shall be a Non-Qualified Stock Option.

     2. Purchase Price. The purchase price ("Purchase Price") for the Shares covered by this Option shall be $_________ per Share.

     3. Time of Exercise of Option; Exercisability. This Option shall become exercisable with respect to twenty-five percent (25%) of the Shares on the date that is the first year anniversary of the date of this Agreement, as to an additional twenty-five percent (25%) of the Shares on the date that is the second year anniversary of the date of this Agreement, as to an additional twenty-five percent (25%) of the Shares on the date that is the third year anniversary of the date of this Agreement and as to an additional twenty-five percent (25%) of the Shares on the date that is the fourth year anniversary of the date of this Agreement; provided that on each such date the Employee is then is an Employee of the Company or one of its subsidiaries or, if not a Employee, Employee is then a consultant to the Company or one of its subsidiaries. It is the intent of this Agreement that should the Employee remain continuously engaged by the Company either as an Employee or as an independent consultant of the Company then this Option shall not terminate and shall continue to vest in the Employee in accordance with the first sentence of this Section 3.

     Notwithstanding the foregoing, upon the occurrence of a "Change of Control" (as hereinafter defined), (i) each Option that is then exercisable on the date of such event shall remain exercisable until the 90th day following such event; and (ii) each Option that is not then exercisable on the date of such


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event shall nevertheless become immediately exercisable as to all of the Shares subject to such Option and shall remain exercisable until the 90th day following such event.

     "Change of Control" shall mean (A) the merger or consolidation of the Company with any Person (other than a merger or consolidation to change the place of domicile of the Company) where the Company is not the surviving entity (or survives only as the subsidiary of another Person), or (B) the sale of all or substantially all of the Company's assets to any Person, or (C) the dissolution of the Company, or (D) if any Person together with its affiliates shall become, directly or indirectly, the beneficial owner of at least 50.01% of the voting stock of the Company.

     4. Terms Of Options; Exercisability. (a) This Option shall expire on the date that is the tenth year anniversary of the date of this Agreement, but shall be subject to earlier termination as provided in Sections 4(b) through 4(d) below.

     (b) In the event of the termination of the Employee's employment (or consultant) relationship with the Company or one of its subsidiaries for Cause (as hereinafter defined), this Option shall immediately terminate with respect to all of the Shares, including any Shares subject to options then exercisable on the date of such termination.

     For purposes of this Agreement, the term "Cause" shall mean (A) the commission by the Employee (or Consultant) of an act of dishonesty, fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or its subsidiaries) which results in, or reasonably could be expected to result in, material injury to the Company or its subsidiaries, (B) a felony conviction of, or plea of guilty or nolo contendre to a felony by, the Employee (or Consultant), (C) willful misconduct by the Employee (or Consultant) as an Employee (or Consultant) of the Company or its subsidiaries which results in, or reasonably could be expected to result in, material injury to the Company or its subsidiaries, (D) the willful failure of the Employee (or Consultant) to render services to the Company or its subsidiaries which failure amounts to a material neglect of his duties to, and results in material injury to, the Company or its subsidiaries, or (E) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or its subsidiaries, as determined in each case in good faith by the Company's Board of Directors.

     (c) In the event of the termination of the Employee's employment (or consultant) relationship with the Company or one of its subsidiaries due to the death or "disability" (as hereinafter defined) of the Employee, this Option shall terminate:

          (i) with respect to any Shares subject to options then exercisable on the date of such termination, on the 365th day following such termination; and

          (ii) with respect to any Shares subject to options not then exercisable on the date of such termination, on the date of such termination.

     For purposes of this Agreement, the term "disability" shall mean the permanent disability of the Employee in accordance with the then-applicable provisions of the disability policy of the Company as in effect from time to time or, if no such policy is in effect, in accordance with the definition of disability under the Social Security Act of 1935, as amended.


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     (d) In the event of the termination of the Employee's employment (or consultant) relationship with the Company or one of its subsidiaries for any other reason (i.e., other than for Cause or the death or disability of Employee) this Option shall terminate:

          (i) with respect to any Shares subject to options then exercisable on the date of such termination, on the 90th day following such termination; and

          (ii) with respect to any Shares subject to options not then exercisable on the date of such termination, on the date of such termination.

     5. Manner of Exercise of Option. (a) To the extent that the right to exercise this Option has vested and is in effect, this Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for the Purchase Price of such Shares. Payment may be made, at the election of the Employee,

          (i) in cash (or by authorizing a third party to sell all or a portion of the Shares being purchased on the condition that an appropriate portion of such sale proceeds are remitted to the Company), or

          (ii) upon collection by check payable to the Company, or

          (iii) upon the delivery to the Company of shares of Common Stock owned by the Optionee having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares being purchased;

provided that, Employee shall be required to pay to the Company an amount of cash at least equal to the Company's obligation to withhold for federal and state income taxes. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising this Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

     (b) The Company shall at all times during the term of this Option reserve and keep available such number of Shares of its Common Stock as will be sufficient to satisfy the requirements of this Option.

     (c) Notwithstanding the provision of Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the exercise of this Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

          (i) The Shares with respect to which this Option has been exercised are at the time of the issue thereof effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended. The Company shall use its best efforts to obtain a favorable opinion to the foregoing effect.


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     6. Non-Transferability. The right of the Employee to exercise this Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and this Option may be exercised during the lifetime of the Employee only by the Employee. Any transfer or purported transfer of this Option in violation of the preceding sentence shall be null and void and without effect, including without limitation any purported transfer or assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon this Option.

     7. Restrictions. (a) In the event that for any reason the Shares to be issued upon exercise of this Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which this Option is exercised in whole or in part, the person exercising this Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", as described in Exhibit 1 hereto, upon any certificate for the Shares issued by reason of such exercise.

     (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

     8. Recapitalizations, Reorganizations, Changes in Control and the Like. Subject to the provisions of Section 3 of this Agreement relating to a Change of Control, in the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another Person by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares or other securities as to which this Option shall be exercisable. Such adjustment shall be made without change in the total purchase price applicable to the unexercised portion of this Option.

     9. No Special Employment Rights. Nothing contained in the Plan or this Option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment (or consulting relationship) of the Employee for the period within which this Option may be exercised.

     10. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee and the Employee has executed and delivered to the Company any and all agreements, instruments and other documents required by the Company pursuant to Section 7(a) hereof. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     11. Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. In all events Employee shall pay such withholding tax in cash to the Company.


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     12. Fractional Shares. No fraction of a Share shall be purchasable or deliverable upon the exercise of this Option, but in the event any adjustment hereunder of the number of Shares or other securities covered by this Option shall cause such number to include a fraction of a Share, such fraction shall be adjusted to the nearest smaller whole number of a Share.

     13. Notices. Any communication or notice required or permitted to be given under this Option shall be in writing and shall be deemed duly given if sent by telecopy, upon dispatch thereof (answerback received), or if hand delivered upon receipt thereof or if mailed by registered or certified mail, postage prepaid, return receipt requested, upon the third business day after dispatch thereof, as follows:

     If to the Company:

     Multimedia Games, Inc.
     8900 Shoal Creek Blvd., Suite 300
     Austin, Texas 78757
     Telecopy: (512) 371-7114

     If to the Employee:

     At the address set forth below the signature of Employee

     14. Miscellaneous. (a) This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, terminating and superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     (b) Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     (c) This Agreement shall be construed under and governed by the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his or her hand, all as of the day and year first above written.

                                       MULTIMEDIA GAMES, INC.

                                       By:
                                           -------------------------------------

                                       Employee


                                       -----------------------------------------
                                       Name:
                                       Address:
                                                --------------------------------
                                       Social Security No.:
                                                            --------------------

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                             STOCK OPTION AGREEMENT

                                    EXHIBIT 1

     Gentlemen:

     In connection with the exercise by me as to __________________ shares of Common Stock, $.01 par value per share, of Multimedia Games, Inc. (the "Company"), I hereby acknowledge that I have been informed as follows:

     1. The shares of Common Stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

     2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

     3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

     4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

     In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

          "These securities have not been registered under the Securities Act of 1933 and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company, both as to opinion and counsel, that such registration is not required."

     I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                       Very truly yours,